SIXTH AMENDMENT TO THE
MANAGED PORTFOLIO SERIES
FUND ACCOUNTING SERVICING AGREEMENT

THIS SIXTH AMENDMENT dated as of the 23rd day of May, 2012, to the Fund Accounting Servicing Agreement, dated as of April 6, 2011, as amended August 23, 2011, November 8, 2011 and February 16, 2012 (the "Agreement"), is entered into by and between Managed Portfolio Series, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add funds; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Managed Portfolio Series:

Exhibit I, the Bushido Capital Long/Short Fund, is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MANAGED PORTFOLIO SERIES	U.S. BANCORP FUND SERVICES, LLC

By: /s/ James R. Arnold_____________	By: /s/ Michael R. McVoy

Printed Name: James R. Arnold	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit I to the Managed Portfolio Series Fund Accounting Agreement

Name of Series
Bushido Capital Long/Short Fund

FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at May, 2012

Annual Fee Based Upon Average Net Assets Per Fund*
[…] basis points on the first $[…] million
[…] basis points on the next $[…] million
[…] basis points on the balance
Minimum annual fee:  $[…]per fund

▪  Additional fee of $[…]for each additional class
▪  Additional fee of $[…]per manager/sub-advisor per fund

Services Included in Annual Fee Per Fund
▪  Daily Performance Reporting
▪  Advisor Information Source Web Portal
▪  USBFS Legal Administration (e.g., registration statement update)

CCO Annual Fees (Per Advisor Relationship/Fund)*
▪  $[…]/fund (subject to change based on Board review and approval)
▪  […]/ sub-advisor per fund

Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, third-party data provider costs (including GICS, MSCI, etc), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – Daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board book portal (BookMark), and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Exhibit I (continued) to the Managed Portfolio Series Fund Accounting Agreement
FUND ACCOUNTING SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at May, 2012

Pricing Services*
▪  $[…]- Domestic Equities, Options, ADRs
▪  $[…]- Domestic Corporate/Convertible/Gov’t/Agency Bonds, Foreign Equities, Futures, Forwards, Currency
                   Rates
▪  $[…]- CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporate/Convertible/Gov’t/Agency
                   Bonds, Asset Backed Securities, Mortgage Backed Securities
▪  $[…]- Bank Loans
▪  $[…]- Credit Default Swaps
▪  $[…]- Swaptions, Index Swaps
▪  $[…]- Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps

Corporate Action & Manual Pricing Services
▪  $[…]/Foreign Equity Security per Month for Corporate Action Service
▪  $[…]/Domestic Equity Security per Month for Corporate Action Service
▪  $[…] /Month Manual Security Pricing (>10/day)

Fair Value Services (Interactive Data)*
▪  $[…]on the First 100 Securities
▪  $[…]on the Balance of Securities

* Per security per fund per pricing day.

NOTE: Prices above are based on using IDC as the primary pricing service and are subject to change.  Use of alternative and/or additional sources may result in additional fees.

Advisor’s Signature below acknowledges approval of the fee schedules on this Exhibit I.

Bushido Capital Partners LLC

By: /s/ John Beatson

Printed Name: John H. Beatson

Title: Managing Partner                          Date: 8/13/12